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                                                                 Exhibit 10.3

                  AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

            THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT is dated as of July 31, 1991, by and among CELITE HOLDINGS CORPORATION, a Delaware corporation ("New Celite"), CELITE CORPORATION, a Delaware corporation and a wholly-owned subsidiary of New Celite ("Buyer"), and MANVILLE SALES CORPORATION, a Delaware corporation ("Seller").

                                  WITNESSETH:

            WHEREAS, Seller, Buyer and New Celite have heretofore entered into that certain Asset Purchase Agreement dated as of July 1, 1991 ("Agreement"), pursuant to which Seller agreed to sell and convey to Buyer certain properties assets; and

            WHEREAS, Seller, Buyer and New Celite desire to amend the Agreement as provided herein;

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Amendment of Section 4.10(a). Section 4.10(a) of the Agreement is hereby amended to provide that, in addition to the representations and warranties contained therein, Seller hereby represents and warrants to Buyer and New Celite that Seller has good and marketable title to the patented mining claims at No Agua, New Mexico described in Schedule 4.10 to the Agreement ("Patented Mining Claims"). Notwithstanding anything to the contrary contained in the Agreement, the foregoing representation and warranty shall expire as of the earlier of (i) the expiration of the survival period provided for in Section
9.01 to the Agreement, or (ii) the date on which the Title Insurer shall issue to Buyer an ALTA Owner's Policy of title insurance for the Patented Mining Claims in the amount of Four Million Seven Hundred Ninety-Five Thousand Dollars ($4,795,000), subject only to the Title Insurer's pro forma exclusions, liens for Taxes not yet due and payable and such other exclusions from coverage as do not materially adversely affect the use or value of the Patented Mining Claims as currently used or reserved for use, together with a mechanics' lien indorsement acceptable to Buyer and such other indorsements as Buyer shall have reasonably requested ("Mining Claims Title Policy").

            2. Amendment of Section 7.09. Section 7.09 of the Agreement is hereby amended to provide that the Title Insurer's commitment to issue the Mining Claims Title Policy at or prior to the Closing shall not be a condition to Buyer's obligations under the Agreement.

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            3. Indemnification. The $650,000 threshold on Claims provided for in
Section 9.02(b)(i) of the Agreement shall not apply to a Claim incurred by a Buyer Indemnitee under Section 9.02(a)(i) of the Agreement by reason of a breach of the representation and warranty contained in Section 1 of this Amendment. Notwithstanding the provisions of Section 9.02(b)(ii) of the Agreement, any claim for indemnification with respect to any such Claim shall be made within the period of time provided for in Section 1 of this Amendment.

            4. Capitalized Terms. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings attributed to them in the Agreement.

            5. Limitation on Amendment. Except as modified by this Amendment, all of the terms and conditions contained in the Agreement shall remain in full force and effect and hereby ratified and confirmed.

            IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers on New Celite, Buyer and Seller of the date first above written.

                                                CELITE HOLDINGS CORPORATION,
                                                   a Delaware corporation

                                                By: /s/ David B. Cuming
                                                    ---------------------------

                                                CELITE  CORPORATION,
                                                   a Delaware corporation

                                                By: /s/ David B. Cuming
                                                    ---------------------------

                                                MANVILLE  SALES  CORPORATION,
                                                   a Delaware corporation

                                                By: /s/ Charles R. Engles
                                                    ---------------------------

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